EXHIBIT 99.1

Luther Burbank Corporation Reports 2017 Fourth Quarter Earnings Per Diluted Common Share of $0.45

Quarterly Cash Dividend of $0.015 Per Common Share Declared

SANTA ROSA, Calif., Jan. 25, 2018 (GLOBE NEWSWIRE) -- Luther Burbank Corporation (NASDAQ:LBC) (the “Company”), the holding company for Luther Burbank Savings (the “Bank”), today reported net income available to common shareholders of $20.4 million, or $0.45 diluted earnings per common share (“EPS”), for the quarter ended December 31, 2017, compared to net income available to common shareholders of $13.3 million, or $0.32 EPS, for the quarter ended December 31, 2016. For the twelve months ended December 31, 2017, net income available to common shareholders totaled $69.4 million, or $1.62 EPS compared to $52.1 million, or $1.24 EPS, for the comparable 2016 period.  Net income for the fourth quarter of 2017 reflects a net tax benefit of $5.8 million which amount includes a $5.3 million tax benefit from the restatement of the Company's net deferred tax assets related to the revocation of its S Corporation status and the recently enacted Tax Cuts and Jobs Act and a $2.9 million tax benefit from the partial deductibility of contingent IPO costs not recognized as GAAP expenses, partially offset by a $2.4 million tax provision on fourth quarter earnings.  Excluding these one-time benefits of $8.2 million, EPS for the quarter ended December 31, 2017 and the twelve months ended December 31, 2017 were $0.27 per share and $1.42 per share, respectively.

John G. Biggs, President and Chief Executive Officer, stated, “Our 34 year history of profitability continues with earnings of over $20 million for the fourth quarter of 2017.  What makes this possible is a loan portfolio that now exceeds $5 billion, which was achieved by deeper loan and deposit penetration into our attractive west coast markets.”

Mr. Biggs continued, “Asset growth continues to excel, exceeding 13% for the year.  The Company completed a successful common equity IPO, raising net proceeds of over $138 million.  This additional capital will allow us to continue building a strong and growing company.”

“At the same time, we remain vigilant to achieving exceptional efficiency of our operations, with one of the best efficiency ratios of our real estate and commercial bank peers.  Coupled with our excellent efficiency is our extremely low level of non-performing assets, which at year end was only 0.12% of total assets, again, one of the best ratios of our peers.”

Board Declares Quarterly Cash Dividend of $0.015 Per Share
On January 25, 2018, the Board of Directors of the Company declared a quarterly cash dividend of $0.015 per common share.  The fourth quarter dividend declared is prorated based on a regular quarterly cash dividend on our common stock of $0.0575 per share and the portion of the fourth quarter of 2017 during which the Company was a public company, which was 24 days.  The dividend is payable on February 15, 2018 to shareholders of record as of February 5, 2018.

Fourth Quarter and Twelve Months Earnings Summary
Net interest income for the quarter ended December 31, 2017 totaled $27.6 million compared to $28.8 million for the previous quarter and $24.2 million for the 2016 fourth quarter.  The net interest margin for the quarter ended December 31, 2017 was 2.05%, compared to 2.02% for the previous quarter and 1.98% for the 2016 fourth quarter.  For the twelve months ended December 31, 2017, net interest income totaled $111.0 million, compared to $94.6 million for the comparable 2016 period, and the net interest margin was 2.05% for the twelve months ended December 31, 2017, up slightly from 2.04% for the twelve months ended December 31, 2016.

For the quarter ended December 31, 2017, a $1.3 million loan loss provision was recorded compared to a $1.6 million provision in the prior quarter and a $3.6 million reversal recorded in the 2016 fourth quarter.  For the twelve months ended December 31, 2017, we recorded a loan loss reversal of $3.4 million compared to a $12.7 million loan loss reversal for the comparable 2016 period.

Noninterest income for the quarter ended December 31, 2017 totaled $1.4 million, compared to $4.9 million for the previous quarter and $3.1 million for the 2016 fourth quarter.  Noninterest income for the twelve months ended December 31, 2017 totaled $7.4 million compared to $7.8 million for the comparable 2016 period.  The reduction of $3.4 million in noninterest income, or 70.6%, for the quarter ended December 31, 2017 compared to the linked quarter ended September 30, 2017, was attributable to the gain on the $626.1 million multifamily securitization transaction in the third quarter 2017.   The reduction of $1.6 million in noninterest income, or 53.1%, for the quarter ended December 31, 2017 compared to the prior quarter ended December 31, 2016, was primarily attributable to a decrease in FHLB dividends of $825,000 as the FHLB provided an special dividend in the fourth quarter of 2016 of $917 thousand and a decrease of $1.2 million in the gain on sale of loans due to no loan sale activity in the quarter ended December 31, 2017.  The quarter ending December 31, 2016 included gains from retail single family mortgage banking operations which operations were ended in the first quarter of 2017 and gains from multifamily residential portfolio loans sales completed for purposes of asset liability management.

General and administrative ("G&A") expense for the quarter ended December 31, 2017 totaled $13.2 million compared to $13.8 million for the previous quarter and $17.1 million for the 2016 fourth quarter.  The reduction of $3.9 million in G&A expenses, or 22.7%, from the quarter ended December 31, 2017 compared to the quarter ended December 31, 2016, was primarily attributable to compensation and related benefits, resulting from a decrease of $1.1 million in salaries and a $2.3 million reduction in incentive compensation related to the retail mortgage banking operations ending in the first quarter of 2017.

For the twelve months ended December 31, 2017, G&A expense totaled $56.5 million, down from $61.2 million for the 2016 comparable period.  The reduction of $4.7 million in G&A expenses, or 7.7% was the result of a net decrease of $2.0 million in compensation and employee benefits, a decrease of $542,000 in professional and regulatory fees and a decrease of $1.8 million in other expenses.  The decrease in compensation and employee benefits was primarily related to the retail mortgage banking operations ending in the first quarter of 2017.  The decrease in other noninterest expense was primarily attributable to a net reduction in the provision for off-balance sheet items.  This was associated with a reduction in unfunded construction loan commitments in 2017 versus an increase in unfunded construction loan commitments in 2016.

Balance Sheet Summary
Total assets at December 31, 2017 were $5.7 billion, an increase of over $640.8 million from December 31, 2016. The increase was primarily due to a $601 million increase in loans and a $48 million increase in investments available for sale.

The multifamily residential (“MFR”) mortgage loan portfolio totaled $2.9 billion at December 31, 2017 compared to $2.6 billion at December 31, 2016 and represents 57.3% of the total loan portfolio. For the quarter and twelve months ended December 31, 2017, MFR loan originations totaled $344.2 million and $1.30 billion, respectively, compared to $338.9 million and $1.06 billion, for the 2016 comparable periods. At December 31, 2017, the MFR pipeline totaled $188.4 million.

The single family residential mortgage loan portfolio totaled $2.0 billion at December 31, 2017, compared to $1.7 billion at December 31, 2016 and represents 38.8% of the total loan portfolio.  For the quarter and twelve months ended December 31, 2017, residential loan originations for portfolio totaled $221.1 million and $726.5 million, respectively, compared to $203.7 million and $782.6 million for the comparable 2016 periods.  At December 31, 2017, the residential mortgage pipeline totaled approximately $114.0 million.

Deposits totaled $4.0 billion at December 31, 2017, an increase of $617.3 million from December 31, 2016.

Stockholders’ equity totaled $549.7 billion, or 9.6% of total assets at December 31, 2017, an increase of $145.4 million from December 31, 2016, or an increase of 35.9%.  Luther Burbank Savings’ capital levels continue to be significantly above the minimum levels required to be designated as “well-capitalized” for bank regulatory purposes. At December 31, 2017, Tier 1 leverage, Common Equity Tier 1 risk based, Tier 1 risk-based and Total risk-based capital ratios were 12.54%, 19.90%, 19.90% and 20.84%, respectively for the Bank, and 11.26%, 16.05%, 17.84% and 18.78%, respectively for the Company. At December 31, 2017, the Company’s tangible common equity ratio was 9.58%.

Asset Quality
Non-performing loans (“NPLs”), totaled $7.0 million, or 0.14% of total loans, at December 31, 2017, compared to $2.6 million, or 0.06% of total loans, at December 31, 2016.  There was not any real estate owned at December 31, 2017 or December 31, 2016.

About Luther Burbank Corporation

Luther Burbank Corporation, with assets of $5.7 billion, is the holding company for Luther Burbank Savings. Established in 1983, Luther Burbank Savings, with deposits in California totaling $4.0 billion, is the 19th largest commercial bank in California and provides its business and retail customers and local communities it serves with quality financial products and services through nine convenient banking branch locations in Northern and Southern California and eight lending offices in California, Seattle, Washington and Portland, Oregon.  The Company also has multiple delivery channels, including its flexible mobile banking app.

Cautionary Statements Regarding Forward-Looking Information

Certain statements in this earnings release are forward-looking statements that reflect the Company’s current view with respect to, among other things, future events and our Company’s financial and operational performance.  These statements are often, but not always, made through the use of such words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” and similar terms and phrases, including references to assumptions.

Forward-looking statements are based on various assumptions and analyses made by us in light of our management’s experience and perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond our control) that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These factors include, without limitation, the following: the timing and occurrence or non-occurrence of events that may be subject to circumstances beyond our control; increases in competitive pressure among financial institutions or from non-financial institutions; changes in the interest rate environment; changes in deposit flows, loan demand or collateral values; changes in accounting principles, policies or guidelines; changes in general economic conditions, either nationally or locally in some or all areas in which we do business, or conditions in the real estate or securities markets or the banking industry; legislative or regulatory changes, including those that may be implemented by the new administration in Washington, D.C.; supervision and examination by federal and state banking regulators; our ability to successfully implement technological changes; our ability to successfully consummate new business initiatives; or our ability to implement enhanced risk management policies, procedures and controls commensurate with shifts in our business strategies and regulatory expectations. The forward-looking statements are made as of the date of this communication, and we do not intend, and assume no obligation, to update any forward-looking statements to reflect events or circumstances after the date of this press release, except as required by applicable law.

About Non-GAAP Financial Measures
Certain of the financial measures and ratios we present, including “pre-tax, pre-provision net earnings,” “tangible book value,” “efficiency ratio,” “tangible assets,” “tangible stockholders’ equity,” “tangible stockholders’ equity to tangible assets,” “return on average tangible equity,” “proforma net income” and “proforma ratios” are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). We refer to these financial measures and ratios as “non-GAAP financial measures.” We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons.  We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods.

These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance. A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands except for per share data and ratios)
	31-Dec-17	30-Sep-17	30-Jun-17	31-Mar-17	31-Dec-16

ASSETS
Cash and cash equivalents	$75,578	$87,051	$86,819	$75,719	$59,208
Available for sale investment securities, at fair value	503,288	471,438	483,846	466,564	459,162
Held to maturity investment securities, at amortized cost	6,921	6,965	7,222	7,267	7,561
Loans held-for-sale	-	39,011	701,947	47,844	34,974
Loans held-for-investment (2)	5,041,547	4,630,926	4,306,893	4,729,359	4,439,766
Allowance for loan losses	(30,312)	(28,984)	(27,356)	(33,699)	(33,298)
Accrued interest receivable	14,901	13,902	14,561	13,174	12,141
Federal Home Loan Bank stock	27,733	40,159	38,582	32,910	30,410
Premises and equipment, net	22,452	22,697	23,262	23,785	24,356
Goodwill	3,297	3,297	3,297	3,297	3,297
Prepaid expenses and other assets	38,975	33,095	30,344	25,320	26,008

Total assets	$5,704,380	$5,319,557	$5,669,417	$5,391,540	$5,063,585

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits	$3,951,238	$3,863,411	$3,681,175	$3,620,642	$3,333,969
Federal Home Loan Bank advances	989,260	807,667	1,359,573	1,157,480	1,111,886
Junior subordinated deferrable interest debentures	61,857	61,857	61,857	61,857	61,857
Senior debt	94,161	94,128	94,095	94,061	94,028
Accrued interest payable	1,781	2,112	3,192	1,398	1,302
Other liabilities and accrued expenses	56,338	56,922	53,239	48,596	56,168

Total liabilities	5,154,635	4,886,097	5,253,131	4,984,034	4,659,210

Stockholders' equity:
Common stock, no par value; 100,000,000 shares authorized; 56,107,577 and 42,000,000 shares issued and outstanding at December 31, 2017 and 2016, respectively	458,570	2,262	2,262	2,262	2,262
Unearned Restricted Stock Award common stock	(4,283)	-	-	-	-
Retained earnings	102,459	435,912	418,664	410,143	407,648
Accumulated other comprehensive loss, net of taxes	(7,001)	(4,714)	(4,640)	(4,899)	(5,535)

Total stockholders' equity	549,745	433,460	416,286	407,506	404,375

Total liabilities and stockholders' equity	$5,704,380	$5,319,557	$5,669,417	$5,391,540	$5,063,585

Net tangible book value (1)	$546,448	$430,163	$412,989	$404,209	$401,078
Period end shares outstanding (3)	56,107,577	42,000,000	42,000,000	42,000,000	42,000,000

(1) = Considered a non-GAAP financial measure. See ‘‘Non-GAAP Financial Measures’’ for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure. Pre-tax, pre-provision net earnings is defined as net income plus income tax expense and provision for (reversal of) loan losses. Net tangible book value is defined as total assets less goodwill and total liabilities. Efficiency ratio is defined as the ratio of noninterest expense to net interest income plus noninterest income. Tangible assets is defined as total assets less goodwill. Tangible equity is defined as total equity less goodwill. We calculate our pro forma net income, return on average assets, return on average equity and return on average tangible equity by adding back our franchise S Corporation tax to net income, and using a combined C Corporation effective tax rate for Federal and California income taxes of 42.0%. This calculation reflects only the change in our status as an S Corporation and does not give effect to any other transaction.
(2) = Loans held-for-investment include unamortized deferred fees/costs. All portfolio loans are collateralized by real estate with the exception of one $50 thousand non-mortgage loan.
(3) = Earnings per common share, basic and diluted, book value per common share and number of common shares outstanding have been adjusted retroactively to reflect a 200-for-1 stock split effective April 27, 2017.

CONSOLIDATED INCOME STATEMENTS (UNAUDITED)
(In thousands except for per share data and ratios)	For the Three Months Ended					For the Years Ended
	31-Dec-17	30-Sep-17	30-Jun-17	31-Mar-17	31-Dec-16	31-Dec-17	31-Dec-16
Interest income:
Interest and fees on loans	$42,477	$44,180	$41,173	$38,743	$36,054	$166,573	$139,385
Interest and dividends on investment securities	2,159	2,016	1,875	1,664	1,251	7,714	4,774

Total interest income	44,636	46,196	43,048	40,407	37,305	174,287	144,159

Interest expense:
Interest on deposits	11,285	10,156	9,058	8,314	8,329	38,813	31,648
Interest on FHLB advances	3,759	5,260	4,260	3,276	2,873	16,555	10,219
Interest on junior subordinated deferrable interest debentures	447	430	408	380	368	1,665	1,348
Interest on other borrowings	1,578	1,577	1,577	1,577	1,578	6,309	6,309

Total interest expense	17,069	17,423	15,303	13,547	13,148	63,342	49,524

Net interest income before provision for loan losses	27,567	28,773	27,745	26,860	24,157	110,945	94,635
Provision (reversal) of provision for loan losses	1,250	1,550	(6,481)	309	(3,624)	(3,372)	(12,703)
Net interest income after provision (reversal) for loan losses	26,317	27,223	34,226	26,551	27,781	114,317	107,338

Noninterest income:
Increase in cash surrender value of life insurance	48	48	47	49	55	192	233
Net gain on sale of loans	-	4,133	(693)	(163)	1,140	3,277	3,884
FHLB dividends	696	581	562	634	1,521	2,473	2,848
Other income	737	156	272	351	344	1,516	879

Total noninterest income	1,481	4,918	188	871	3,060	7,458	7,844

Noninterest expense:
Compensation and related benefits	8,140	8,664	9,523	10,197	11,887	36,524	38,551
Deposit insurance premium	404	580	431	397	375	1,812	1,725
Professional and regulatory fees	582	428	840	184	650	2,034	2,577
Occupancy	1,295	1,339	1,223	1,298	1,280	5,155	5,477
Depreciation and amortization	724	717	728	734	743	2,903	2,873
Data processing	789	791	797	790	933	3,167	3,322
Marketing	298	253	205	179	294	935	875
Other expenses	989	1,010	1,093	922	938	4,014	5,842

Total noninterest expense	13,221	13,782	14,840	14,701	17,100	56,544	61,242

Income before provision for income taxes	14,577	18,359	19,574	12,721	13,741	65,231	53,940
Provision for income taxes	(5,844)	612	653	426	464	(4,153)	1,819

Net income	$20,421	$17,747	$18,921	$12,295	$13,277	$69,384	$52,121
Basic earnings per common share (3)	$0.45	$0.42	$0.45	$0.29	$0.32	$1.62	$1.24
Diluted earnings per common share (3)	$0.45	$0.42	$0.45	$0.29	$0.32	$1.62	$1.24
Weighted average common shares outstanding - basic (3)	45,667,516	42,000,000	42,000,000	42,000,000	42,000,000	42,916,879	42,000,000
Weighted average common shares outstanding - diluted (3)	45,831,743	42,000,000	42,000,000	42,000,000	42,000,000	42,957,936	42,000,000

(1) = Considered a non-GAAP financial measure. See ‘‘Non-GAAP Financial Measures’’ for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure. Pre-tax, pre-provision net earnings is defined as net income plus income tax expense and provision for (reversal of) loan losses. Net tangible book value is defined as total assets less goodwill and total liabilities. Efficiency ratio is defined as the ratio of noninterest expense to net interest income plus noninterest income. Tangible assets is defined as total assets less goodwill. Tangible equity is defined as total equity less goodwill. We calculate our pro forma net income, return on average assets, return on average equity and return on average tangible equity by adding back our franchise S Corporation tax to net income, and using a combined C Corporation effective tax rate for Federal and California income taxes of 42.0%. This calculation reflects only the change in our status as an S Corporation and does not give effect to any other transaction.
(2) = Loans held-for-investment include unamortized deferred fees/costs. All portfolio loans are collateralized by real estate with the exception of one $50 thousand non-mortgage loan.
(3) = Earnings per common share, basic and diluted, book value per common share and number of common shares outstanding have been adjusted retroactively to reflect a 200-for-1 stock split effective April 27, 2017.

CONSOLIDATED FINANCIAL HIGHLIGHTS
(In thousands except for per share data and ratios)	As of or for the Three Months Ended					As of or for the Years Ended
	31-Dec-17	30-Sep-17	30-Jun-17	31-Mar-17	31-Dec-16	31-Dec-17	31-Dec-16
RESULTS OF OPERATIONS
Interest income	$44,636	$46,196	$43,048	$40,407	$37,305	$174,287	$144,159
Interest expense	17,069	17,423	15,303	13,547	13,148	63,342	49,524
Net interest income	27,567	28,773	27,745	26,860	24,157	110,945	94,635
Provision for (reversal of) loan losses	1,250	1,550	(6,481)	309	(3,624)	(3,372)	(12,703)
Net interest income after provision for loan losses	26,317	27,223	34,226	26,551	27,781	114,317	107,338
Noninterest income	1,481	4,918	188	871	3,060	7,458	7,844
Noninterest expense	13,221	13,782	14,840	14,701	17,100	56,544	61,242
Income before provision for income taxes	14,577	18,359	19,574	12,721	13,741	65,231	53,940
Provision for income taxes	(5,844)	612	653	426	464	(4,153)	1,819
Net income	$20,421	$17,747	$18,921	$12,295	$13,277	$69,384	$52,121
Pre-tax, pre-provision net earnings (1)	15,827	19,909	13,093	13,030	10,117	61,859	41,237
Basic earnings per share (3)	$0.45	$0.42	$0.45	$0.29	$0.32	$1.62	$1.24
Diluted earnings per share (3)	$0.45	$0.42	$0.45	$0.29	$0.32	$1.62	$1.24
Average basic shares outstanding (3)	45,667,516	42,000,000	42,000,000	42,000,000	42,000,000	42,916,879	42,000,000
Average diluted shares outstanding (3)	45,831,743	42,000,000	42,000,000	42,000,000	42,000,000	42,957,936	42,000,000
PERFORMANCE RATIOS
Return on average:
Assets	1.50%	1.23%	1.37%	0.95%	1.08%	1.26%	1.11%
Stockholders' equity	17.97%	16.62%	18.41%	12.01%	13.15%	16.30%	13.35%
Tangible stockholders' equity (1)	14.95%	16.50%	18.33%	12.17%	13.24%	12.70%	13.00%
Efficiency ratio (1)	45.51%	40.91%	53.13%	53.01%	62.83%	47.76%	59.76%
Noninterest expense to average assets	0.97%	0.95%	1.08%	1.14%	1.39%	1.03%	1.31%
Loans to deposit ratio	127.59%	120.88%	136.07%	131.94%	134.22%	127.59%	134.22%
Average stockholders' equity to average assets	8.32%	7.38%	7.45%	7.92%	8.21%	7.76%	8.35%
Dividend payout ratio	230.64%	2.82%	54.97%	79.71%	33.89%	97.72%	32.23%
PRO FORMA
Pro forma net income (1)	8,455	10,648	11,353	7,378	7,970	37,834	31,285
Pro forma return on average:
Assets (1)	0.62%	0.74%	0.82%	0.57%	0.65%	0.69%	0.67%
Stockholders' equity (1)	7.44%	9.97%	11.04%	7.21%	7.89%	8.89%	8.02%
Tangible stockholders' equity (1)	7.49%	10.05%	11.13%	7.27%	7.96%	8.96%	8.08%
YIELDS/ RATES
Yield on loans	3.53%	3.46%	3.37%	3.38%	3.31%	3.43%	3.36%
Yield on investments	1.57%	1.39%	1.38%	1.32%	1.07%	1.42%	1.07%
Yield on interest earning assets	3.31%	3.24%	3.16%	3.16%	3.06%	3.22%	3.11%
Cost of deposits	1.15%	1.09%	1.00%	0.96%	1.01%	1.05%	0.99%
Cost of borrowings	2.25%	1.85%	1.75%	1.69%	1.68%	1.86%	1.73%
Cost of interest bearing liabilities	1.38%	1.31%	1.21%	1.15%	1.18%	1.27%	1.17%
Net interest spread	1.93%	1.93%	1.95%	2.01%	1.88%	1.95%	1.94%
Net interest margin	2.05%	2.02%	2.03%	2.10%	1.98%	2.05%	2.04%

(1) = Considered a non-GAAP financial measure. See ‘‘Non-GAAP Financial Measures’’ for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure. Pre-tax, pre-provision net earnings is defined as net income plus income tax expense and provision for (reversal of) loan losses. Net tangible book value is defined as total assets less goodwill and total liabilities. Efficiency ratio is defined as the ratio of noninterest expense to net interest income plus noninterest income. Tangible assets is defined as total assets less goodwill. Tangible equity is defined as total equity less goodwill. We calculate our pro forma net income, return on average assets, return on average equity and return on average tangible equity by adding back our franchise S Corporation tax to net income, and using a combined C Corporation effective tax rate for Federal and California income taxes of 42.0%. This calculation reflects only the change in our status as an S Corporation and does not give effect to any other transaction.
(2) = Loans held-for-investment include unamortized deferred fees/costs. All portfolio loans are collateralized by real estate with the exception of one $50 thousand non-mortgage loan.
(3) = Earnings per common share, basic and diluted, book value per common share and number of common shares outstanding have been adjusted retroactively to reflect a 200-for-1 stock split effective April 27, 2017.

CONSOLIDATED FINANCIAL HIGHLIGHTS
(In thousands except for per share data and ratios)	As of or for the Three Months Ended					As of or for the Years Ended
	31-Dec-17	30-Sep-17	30-Jun-17	31-Mar-17	31-Dec-16	31-Dec-17	31-Dec-16
CAPITAL
Total equity to total assets	9.64%	8.15%	7.34%	7.56%	7.99%	9.64%	7.99%
Tangible stockholders' equity to tangible assets (1)	9.58%	8.09%	7.29%	7.50%	7.93%	9.58%	7.93%
Book value per share	$9.80	$10.32	$9.91	$9.70	$9.63	$9.80	$9.63
Tangible book value per share (1)	$9.74	$10.24	$9.83	$9.62	$9.55	$9.74	$9.55
Market value per share (period end)	$12.04	N/A	N/A	N/A	N/A	$12.04	N/A
AVERAGE BALANCES
Loans and loans held for sale	$4,818,654	$5,109,599	$4,887,459	$4,578,372	$4,360,442	$4,849,894	$4,146,713
Earning assets	5,388,238	5,705,891	5,455,216	5,113,760	4,869,178	5,417,323	4,633,321
Total assets	5,461,226	5,786,035	5,517,404	5,172,186	4,921,585	5,485,832	4,676,676
Deposits	3,914,149	3,734,643	3,627,225	3,467,450	3,313,524	3,687,224	3,200,180
Total equity	454,635	427,018	411,176	409,451	404,014	425,698	390,318
Tangible equity (1)	451,338	423,721	407,879	406,154	400,717	422,401	387,021
ASSET QUALITY
Net (charge-offs) recoveries	$78	$78	$138	$92	$(2)	$386	$492
Nonperforming loans	7,037	5,829	6,123	4,314	2,641	7,037	2,641
Nonperforming assets	7,037	5,829	6,123	4,314	2,641	7,037	2,641
Allowance for loan losses	30,312	28,984	27,356	33,699	33,298	30,312	33,298
Annualized net (charge offs) recoveries to average loans	0.01%	0.01%	0.01%	0.01%	0.00%	0.01%	0.01%
Nonperforming loans to total loans	0.14%	0.13%	0.12%	0.09%	0.06%	0.14%	0.06%
Nonperforming assets to total assets	0.12%	0.11%	0.11%	0.08%	0.05%	0.12%	0.05%
Allowance for loan losses to loans held-for-investment (2)	0.60%	0.63%	0.64%	0.71%	0.75%	0.60%	0.75%
Allowance for loan losses to nonperforming loans	430.75%	497.24%	446.77%	781.15%	1260.81%	430.75%	1260.81%
LOAN COMPOSITION
Multifamily residential	$2,887,438	$2,628,691	$3,055,559	$2,889,947	$2,600,262	$2,887,438	$2,600,262
Single family residential	1,957,546	1,857,042	1,787,194	1,734,911	1,746,148	1,957,546	1,746,148
Commercial real estate	112,492	95,668	73,459	69,754	59,611	112,492	59,611
Construction and land	41,165	48,004	51,433	42,142	29,465	41,165	29,465
Non-mortgage	50	50	50	50	50	50	50
DEPOSIT COMPOSITION
Non-interest bearing transaction accounts	$30,899	$27,166	$23,907	$14,490	$11,826	$30,899	$11,826
Interest bearing transaction accounts	203,159	196,062	192,033	197,729	191,892	203,159	191,892
Money market deposit accounts	1,474,498	1,430,201	1,532,234	1,571,721	1,500,976	1,474,498	1,500,976
Time deposits	2,242,682	2,209,982	1,933,001	1,836,702	1,629,275	2,242,682	1,629,275

(1) = Considered a non-GAAP financial measure. See ‘‘Non-GAAP Financial Measures’’ for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure. Pre-tax, pre-provision net earnings is defined as net income plus income tax expense and provision for (reversal of) loan losses. Net tangible book value is defined as total assets less goodwill and total liabilities. Efficiency ratio is defined as the ratio of noninterest expense to net interest income plus noninterest income. Tangible assets is defined as total assets less goodwill. Tangible equity is defined as total equity less goodwill. We calculate our pro forma net income, return on average assets, return on average equity and return on average tangible equity by adding back our franchise S Corporation tax to net income, and using a combined C Corporation effective tax rate for Federal and California income taxes of 42.0%. This calculation reflects only the change in our status as an S Corporation and does not give effect to any other transaction.
(2) = Loans held-for-investment include unamortized deferred fees/costs. All portfolio loans are collateralized by real estate with the exception of one $50 thousand non-mortgage loan.
(3) = Earnings per common share, basic and diluted, book value per common share and number of common shares outstanding have been adjusted retroactively to reflect a 200-for-1 stock split effective April 27, 2017.

Average Balance Sheet and Net Interest Analysis
(Dollars in thousands)

	For the Three Months Ended
	12/31/2017			9/30/2017			6/30/2017			3/31/2017			12/31/2016
	Average	Interest	Average	Average	Interest	Average	Average	Interest	Average	Average	Interest	Average	Average	Interest	Average
	Balance	Inc / Exp	Yield/Rate (6)	Balance	Inc / Exp	Yield/Rate (6)	Balance	Inc / Exp	Yield/Rate (6)	Balance	Inc / Exp	Yield/Rate (6)	Balance	Inc / Exp	Yield/Rate (6)
Interest-Earning Assets
Multifamily residential	$2,748,817	$25,093	3.65%	$3,127,491	$27,445	3.51%	$2,987,171	$25,681	3.44%	$2,724,909	$23,490	3.45%	$2,524,648	$21,690	3.44%
Single family residential	1,924,628	15,830	3.29%	1,852,487	15,371	3.32%	1,780,312	14,178	3.19%	1,755,119	14,118	3.22%	1,744,356	13,444	3.08%
Commercial	97,252	1,120	4.61%	81,577	933	4.57%	71,907	841	4.68%	60,953	784	5.14%	56,555	668	4.72%
Construction, land and NM	47,957	434	3.62%	48,044	431	3.59%	48,069	473	3.94%	37,391	351	3.75%	34,883	252	2.89%
Total loans (1)	4,818,654	42,477	3.53%	5,109,599	44,180	3.46%	4,887,459	41,173	3.37%	4,578,372	38,743	3.38%	4,360,442	36,054	3.31%
Securities available-for-sale	473,085	1,826	1.54%	484,469	1,646	1.36%	475,090	1,603	1.35%	456,953	1,477	1.29%	421,956	1,088	1.03%
Securities held-to-maturity (2)	6,948	59	3.40%	7,047	57	3.24%	7,249	61	3.37%	7,452	59	3.17%	7,751	62	3.20%
Cash and cash equivalents	89,551	274	1.22%	104,776	313	1.19%	85,418	211	0.99%	70,983	128	0.72%	79,029	101	0.51%
Total interest-earning assets	$5,388,238	$44,636	3.31%	$5,705,891	$46,196	3.24%	$5,455,216	$43,048	3.16%	$5,113,760	$40,407	3.16%	$4,869,178	$37,305	3.06%
Noninterest-earning assets	72,988			80,144			62,188			58,426			52,407
Total Assets	$5,461,226			$5,786,035			$5,517,404			$5,172,186			$4,921,585

Interest-Bearing Liabilities
Transaction accounts (3)	$236,169	$427	0.72%	$220,206	$416	0.76%	$212,295	$359	0.68%	$205,712	$351	0.68%	$197,987	$333	0.67%
Money market demand accounts	1,423,937	3,079	0.86%	1,462,382	3,016	0.82%	1,553,124	3,085	0.79%	1,545,433	2,919	0.76%	1,493,331	2,822	0.76%
Time deposits	2,254,043	7,779	1.38%	2,052,055	6,724	1.31%	1,861,806	5,614	1.21%	1,716,305	5,044	1.18%	1,622,206	5,174	1.28%
Total deposits	3,914,149	11,285	1.15%	3,734,643	10,156	1.09%	3,627,225	9,058	1.00%	3,467,450	8,314	0.96%	3,313,524	8,329	1.01%
FHLB advances	873,206	3,759	1.72%	1,412,319	5,260	1.49%	1,271,353	4,260	1.34%	1,084,901	3,276	1.21%	993,505	2,873	1.16%
Senior debt	94,139	1,578	6.70%	94,106	1,577	6.70%	94,073	1,577	6.71%	94,037	1,577	6.71%	94,006	1,578	6.71%
Junior subordinated debentures	61,857	447	2.89%	61,857	430	2.78%	61,857	408	2.64%	61,857	380	2.46%	61,857	368	2.38%
Total interest-bearing liabilities	$4,943,351	$17,069	1.38%	$5,302,925	$17,423	1.31%	$5,054,508	$15,303	1.21%	$4,708,245	$13,547	1.15%	$4,462,892	$13,148	1.18%
Noninterest-bearing liabilities	63,240			56,092			51,720			54,490			54,679
Total stockholders' equity	454,635			427,018			411,176			409,451			404,014
Total liabilities and stockholders' equity	$5,461,226			$5,786,035			$5,517,404			$5,172,186			$4,921,585

Net interest spread (4)			1.93%			1.93%			1.95%			2.01%			1.88%
Net interest income/margin (5)		$27,567	2.05%		$28,773	2.02%		$27,745	2.03%		$26,860	2.10%		$24,157	1.98%

(1) Loan balance includes portfolio real estate loans, real estate loans held for sale and one $50 thousand non-mortgage loan. Non-accrual loans are included in total loan balances. No adjustment has been made for these loans in the calculation of yields. Interest income on loans includes amortization of deferred loan fees, net of deferred loan costs.
(2) Securities held to maturity include municipal securities. Yields are not calculated on a tax equivalent basis.
(3) Transaction accounts include both interest and non-interest bearing deposits.
(4) Net interest spread is the average yield on total interest-earning assets minus the average rate on total interest-bearing liabilities.
(5) Net interest margin is net interest income divided by total interest-earning assets.
(6) Yields shown are annualized.

Average Balance Sheet and Net Interest Analysis
(Dollars in thousands)

	For the Years Ended December 31,
	2017			2016
	Average	Interest	Average	Average	Interest	Average
	Balance	Inc / Exp	Yield/Rate	Balance	Inc / Exp	Yield/Rate
Interest-Earning Assets
Multifamily residential	$2,897,794	101,708	3.51%	$2,437,487	84,766	3.48%
Single family residential	1,828,668	59,498	3.25%	1,629,370	50,756	3.12%
Commercial	78,032	3,678	4.71%	49,863	2,886	5.79%
Construction, land and NM	45,400	1,689	3.72%	29,993	977	3.26%
Total loans (1)	4,849,894	166,573	3.43%	4,146,713	139,385	3.36%
Securities available-for-sale	472,477	6,553	1.39%	402,035	4,151	1.03%
Securities held-to-maturity (2)	7,172	236	3.29%	8,570	253	2.95%
Cash and cash equivalents	87,780	925	1.05%	76,003	370	0.49%
Total interest-earning assets	$5,417,323	$174,287	3.22%	$4,633,321	$144,159	3.11%
Noninterest-earning assets	68,509			43,355
Total Assets	$5,485,832			$4,676,676

Interest-Bearing Liabilities
Transaction accounts (3)	$218,683	$1,553	0.71%	$130,573	$502	0.38%
Money market demand accounts	1,495,794	12,099	0.81%	1,440,129	10,506	0.73%
Time deposits	1,972,747	25,161	1.28%	1,629,478	20,640	1.27%
Total deposits	3,687,224	38,813	1.05%	3,200,180	31,648	0.99%
FHLB advances	1,160,555	16,555	1.43%	879,237	10,219	1.16%
Senior debt	94,090	6,309	6.71%	93,956	6,309	6.71%
Junior subordinated debentures	61,857	1,665	2.69%	61,857	1,348	2.18%
Total interest-bearing liabilities	$5,003,726	$63,342	1.27%	$4,235,230	$49,524	1.17%
Noninterest-bearing liabilities	56,408			51,128
Total stockholders' equity	425,698			390,318
Total liabilities and stockholders' equity	$5,485,832			$4,676,676

Net interest spread (4)			1.95%			1.94%
Net interest income/margin (5)		$110,945	2.05%		$94,635	2.04%

(1) Loan balance includes portfolio real estate loans, real estate loans held for sale and one $50 thousand non-mortgage loan. Non-accrual loans are included in total loan balances. No adjustment has been made for these loans in the calculation of yields. Interest income on loans includes amortization of deferred loan fees, net of deferred loan costs.
(2) Securities held to maturity include municipal securities . Yields are not calculated on a tax equivalent basis.
(3) Transaction accounts include both interest and non-interest bearing deposits. See "Selected Historical Financial Data".
(4) Net interest spread is the average yield on total interest-earning assets minus the average rate on total interest-bearing liabilities.
(5) Net interest margin is net interest income divided by total interest-earning assets.

Non-GAAP Reconciliation
(Dollars in thousands)	As of and for the Three Months Ended					As of and for the Years Ended
	31-Dec-17	30-Sep-17	30-Jun-17	31-Mar-17	31-Dec-16	31-Dec-17	31-Dec-16
Pre-tax, pre-provision net earnings
Income before taxes	$14,577	$18,359	$19,574	$12,721	$13,741	$65,231	$53,940
Plus: Provision (reversal of provision) for loan losses	1,250	1,550	(6,481)	309	(3,624)	(3,372)	(12,703)
Pre-tax, pre-provision net earnings	$15,827	$19,909	$13,093	$13,030	$10,117	$61,859	$41,237

Net Tangible Book Value
Total Assets	$5,704,380	$5,319,557	$5,669,417	$5,391,540	$5,063,585	$5,704,380	$5,063,585
Less: Goodwill	(3,297)	(3,297)	(3,297)	(3,297)	(3,297)	(3,297)	(3,297)
Less: Total liabilities	(5,154,635)	(4,886,097)	(5,253,131)	(4,984,034)	(4,659,210)	(5,154,635)	(4,659,210)
Net tangible book value	$546,448	$430,163	$412,989	$404,209	$401,078	$546,448	$401,078

Efficiency Ratio
Noninterest expense (numerator)	$13,221	$13,782	$14,840	$14,701	$17,100	$56,544	$61,242

Net interest income	$27,567	$28,773	$27,745	$26,860	$24,157	$110,945	$94,635
Noninterest income	1,481	4,918	188	871	3,060	7,458	7,844
Operating revenue (denominator)	$29,048	$33,691	$27,933	$27,731	$27,217	$118,403	$102,479
Efficiency ratio	45.51%	40.91%	53.13%	53.01%	62.83%	47.76%	59.76%

Tangible Assets
Total Assets	$5,704,380	$5,319,557	$5,669,417	$5,391,540	$5,063,585	$5,704,380	$5,063,585
Less: Goodwill	(3,297)	(3,297)	(3,297)	(3,297)	(3,297)	(3,297)	(3,297)
Tangible Assets	$5,701,083	$5,316,260	$5,666,120	$5,388,243	$5,060,288	$5,701,083	$5,060,288

Tangible Stockholders' Equity
Total Stockholders' Equity	$549,745	$433,460	$416,286	$407,506	$404,375	$549,745	$404,375
Less: Goodwill	(3,297)	(3,297)	(3,297)	(3,297)	(3,297)	(3,297)	(3,297)
Tangible Stockholders' Equity	$546,448	$430,163	$412,989	$404,209	$401,078	$546,448	$401,078

Tangible Stockholders' Equity to Tangible Assets
Tangible stockholders' equity (numerator)	$546,448	$430,163	$412,989	$404,209	$401,078	$546,448	$401,078
Tangible assets (denominator)	$5,701,083	$5,316,260	$5,666,120	$5,388,243	$5,060,288	$5,701,083	$5,060,288
Tangible Stockholders' Equity to Tangible Assets	9.58%	8.09%	7.29%	7.50%	7.93%	9.58%	7.93%

Return on Average Tangible Equity
Annualized net income (numerator)	$81,684	$70,988	$75,684	$49,180	$53,108	$69,384	$52,121

Average stockholders' equity	$454,635	$427,018	$411,176	$409,451	$404,014	$425,698	$390,318
Less: Average goodwill	(3,297)	(3,297)	(3,297)	(3,297)	(3,297)	(3,297)	(3,297)
Average tangible stockholders' equity (denominator)	$451,338	$423,721	$407,879	$406,154	$400,717	$422,401	$387,021
Return on Average Tangible Equity	18.10%	16.75%	18.56%	12.11%	13.25%	16.43%	13.47%

Pro Forma Net Income
Income before provision for income taxes	$14,577	$18,359	$19,574	$12,721	$13,741	$65,231	$53,940
Pro forma provision for income taxes (4)	6,122	7,711	8,221	5,343	5,771	27,397	22,655
Pro forma net income	$8,455	$10,648	$11,353	$7,378	$7,970	$37,834	$31,285

Pro Forma Ratios
Annualized pro forma net income (numerator)	$33,819	$42,593	$45,412	$29,513	$31,879	$37,834	$31,285

Average assets (denominator)	5,461,226	5,786,035	5,517,404	5,172,186	4,921,585	5,485,832	4,676,676
Pro forma return on average assets	0.62%	0.74%	0.82%	0.57%	0.65%	0.69%	0.67%

Average stockholders' equity (denominator)	454,635	427,018	411,176	409,451	404,014	425,698	390,318
Pro forma return on average stockholders' equity	7.44%	9.97%	11.04%	7.21%	7.89%	8.89%	8.02%

Average tangible stockholders' equity (denominator)	451,338	423,721	407,879	406,154	400,717	422,401	387,021
Pro forma return on average stockholders' equity	7.49%	10.05%	11.13%	7.27%	7.96%	8.96%	8.08%

Contact:
Mark A. Severson
Investor Relations
707-921-3655
investorrelations@lbsavings.com